UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2005
Date of Report (Date of earliest event reported)

RANCHO SANTA MONICA DEVELOPMENTS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51376	83-0414306
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

3104 Sunnyhurst Road
North Vancouver, BC, Canada	V7K 2G3
(Address of principal executive offices)	(Zip Code)

(604) 537-5905
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On December 16, 2005, Rancho Santa Monica Developments Inc. (the “Company”) the Company’s independent registered public accounting firm, Morgan & Company, Chartered Accountants (“Morgan & Co.”), resigned as the Company’s auditors.

Morgan & Co. performed the audit of the Company's financial statements for the period from incorporation on May 28, 2004 to November 30, 2004. During this period and the subsequent interim period through December 16, 2005, there were no disagreements with Morgan & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Morgan & Co.’s satisfaction would have caused Morgan & Co. to make reference to the subject matter of the disagreements in connection with Morgan & Co.’s report, nor were there any "reportable events" as such term is defined in Item 304(a)(3) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

Morgan & Co.’s decision to resign as the Company’s independent auditor was made due to the fact Morgan & Co. is a Canadian based auditor and the Company’s operations and management are in Mexico. The Company is seeking to engage another independent registered public accounting firm as the Company’s auditors.

The audit reports of Morgan & Co. for the period from incorporation on May 28, 2004 to November 30, 2004 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, other than the uncertainty that the Company might not be able to operate as a going concern.\

The Company requested Morgan & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter is filed as exhibit 16.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter of Morgan & Company, Chartered Accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHO SANTA MONICA DEVELOPMENTS INC.

Date: January 3, 2006
	By:	/s/ Graham Alexander

GRAHAM ALEXANDER
President and Chief Executive Officer